Exhibit 99.1

MEDIA CONTACTS

AMC Entertainment
Sun Dee Larson, (816) 480-5861
slarson@amctheatres.com

Kerasotes Showplace Theatres
FOR IMMEDIATE RELEASE	James DeBruzzi, (312) 756-3365
jdebruzzi@kerasotes.com

AMC ENTERTAINMENT® AND KERASOTES THEATRES ANNOUNCE ENTRY INTO DEFINITIVE AGREEMENT

Kansas City, Mo. (Jan. 19, 2010) — AMC Entertainment Inc. (“AMC”), and Kerasotes Showplace Theatres, LLC (“Kerasotes”), two leading theatrical exhibition and entertainment companies in the U.S., announced today that they have entered into a definitive agreement pursuant to which AMC will acquire substantially all of the assets of Kerasotes.  Kerasotes owns 96 theatres and 973 screens in mid-sized, suburban and metropolitan markets, primarily in the Midwest.  More than three quarters of the Kerasotes theatres feature stadium seating and almost 90 percent have been newly built since 1994.  Following the consummation of the proposed transaction, Tony and Dean Kerasotes will retain and operate their two new ICON concept theatres in Minneapolis, MN and Chicago, IL;  and one Showplace theatre in Secaucus, NJ.  Kerasotes is currently owned by the Kerasotes family and Providence Equity Partners.

“Combining Kerasotes’ highly-regarded assets and operations with our own is a natural way for us to continue re-defining the future of our industry,” said Gerry Lopez, AMC CEO and president. “With almost 200 years in the exhibition business between us, our collective experiences and our highly complementary geographic footprints will allow us to maintain the reputation for excellence and leadership that is part of each company’s culture.”

“Our team has delivered a consistent, high quality experience for customers, and we have appreciated Providence’s partnership over the last six years in helping Kerasotes grow into the sixth largest motion picture exhibition company in North America” said Tony Kerasotes, Chief Executive Officer.  “We expect these theatres will be a strong addition to the AMC theatre circuit, and look forward to successfully completing the transaction with AMC and to beginning our next chapter.”

Completion of the acquisition is subject to the satisfaction of customary closing conditions for transactions of this type, including Department of Justice antitrust approval.

Kerasotes Theatres’ financial advisor was Peter J. Solomon Company, LP.

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Forward Looking Statements

Certain statements in this press release, as well as reports and other information that AMC files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause AMC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which AMC and AMC’s joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of theatre attendance and major motion picture releases; shifts in population and other demographics; AMC’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to AMC; the timely satisfaction of the closing conditions to the Kerasotes acquisition, including receipt of antitrust approval; AMC’s ability to integrate the Kerasotes theatres with minimal disruption to its business; AMC’s need for, and ability to obtain, additional funding for acquisitions and operations; AMC’s ability to successfully collect amounts we are contractually entitled to from the sale of Cinemex; risks and uncertainties relating to AMC’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, AMC assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About AMC Entertainment Inc.

Headquartered in Kansas City, Mo., AMC Entertainment Inc. is a leading theatrical exhibition and entertainment company. With a history of industry leadership and innovation dating back to 1920, the company today serves hundreds of millions of guests annually through interests in 304 theatres with 4,574 screens in five countries. www.amcentertainment.com

About Kerasotes Theatres

Based in Chicago, Illinois, Kerasotes is the sixth largest motion picture exhibition company in North America and the largest movie theater operator in the Midwest, with 973 screens in 96 locations, primarily in the Midwest. The privately-held company was founded in 1909 by Gus Kerasotes and is operated by the third generation as a family owned business. Visit www.kerasotes.com and www.showplaceicon.com for additional information.

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